                                                                    EXHIBIT 10.6

                Original Plan approved by the Compensation Committee on 11/15/96

        This Amended and Restated Plan approved and ratified by the Compensation
                                                            Committee on 3/22/04

  This Amended and Restated Plan approved and ratified by the Board of Directors on 3/23/04

     This Amended and Restated Plan approved and ratified by the Stockholders on
                                                                         5/18/04
























                              COMERICA INCORPORATED

                              AMENDED AND RESTATED

                             EMPLOYEE STOCK PURCHASE

                                      PLAN

                              COMERICA INCORPORATED
                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

SECTION I - PURPOSE.....................................................    1

SECTION II - DEFINITIONS................................................    1

SECTION III - INTRODUCTION..............................................    4

SECTION IV - PARTICIPATION..............................................    5

SECTION V - CONTRIBUTIONS...............................................    6

SECTION VI - ACQUISITION OF CORPORATION SHARES..........................    9

SECTION VII - RIGHTS WITH RESPECT TO SHARES HELD IN PLAN................    9

SECTION VIII - WITHDRAWALS FROM PLAN....................................    9

SECTION IX - MISCELLANEOUS PROVISIONS...................................   10

SECTION X - EFFECTIVE DATE OF PLAN......................................   12

SECTION I - PURPOSE

      The Board of Directors of Comerica Incorporated (the "Corporation") believes that the interests of the Corporation are served through share ownership of the Corporation by its employees. Such ownership strengthens the sense of identity between the Corporation and its employees and furthers a unity of purpose among the Corporation, its employees and its stockholders. It is the purpose of this Comerica Incorporated Amended and Restated Employee Stock Purchase Plan to provide a convenient means through which employees of the Corporation and its subsidiaries and affiliates may acquire shares in the Corporation.

SECTION II - DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below.

      A. "Account" means an account established for each Participant under the Plan to hold Corporation Shares acquired for the Participant's account with Payroll Withholding Contributions, Other Permitted Contributions, Service Award Contributions, Matching Contributions, Share Retention Contributions and/or Reinvested Cash Dividends.

      B. "Beneficiary(ies)" means the individual(s) to whom the balance of the Participant's Account is to be distributed in the event assets remain in such Account at the time of the Participant's death, or by whom any rights of the Participant, after the Participant's death, may be exercised.

      C. "Beneficiary Designation Form" means the form used to designate the Participant's Beneficiary(ies), as such form may be modified by the Committee or the Plan Administrator from time to time.

      D. "Bi-Weekly Base Pay" means the gross amount of cash compensation a Participant receives during each bi-weekly pay period, including, without limitation, base pay, incentive compensation paid through the Management Incentive Plan, or through a specific business unit incentive plan, referral awards, ROAR payments, overtime, shift differential and commissions, lump sum merit bonuses (effective as of January 22, 1999) and/or such other payments as the Committee or the Plan Administrator may determine appropriate from time to time for such purposes. Bi-Weekly Base Pay shall not include any amount which is deferred under the Deferred Compensation Plan(s).

      E.    "Board" means the Board of Directors of Comerica Incorporated.

       F. "Code" means the Internal Revenue Code of 1986, as amended. All references to sections of the Code shall be deemed to refer to any successor provisions to such sections.

       G. "Committee" means the committee appointed by the Board to administer the Plan as provided herein. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

       H. "Corporation" means Comerica Incorporated, a Delaware corporation. For purposes of Plan provisions relating to eligibility to participate or receive or make contributions, it shall also include subsidiaries and affiliates of the Corporation.

       I. "Corporation Shares" means shares of $5.00 par value common stock of the Corporation.

       J. "Custodian Bank" means Comerica Bank, a Michigan banking corporation, or such other institution as may be appointed by the Corporation to hold Corporation Shares in Accounts of Participants under the Plan.

       K. "Deferred Compensation Plan(s)" means the 1999 Comerica Incorporated Deferred Compensation Plan, together with any and all amendments, restatements and/or modifications thereof, and/or the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan, together with any and all amendments, restatements and/or modifications thereof, or any plan adopted by the Corporation as a successor to the foregoing.

       L.   "Disability" has the meaning set forth in Section V(D) hereof.

       M. "Employee" means an individual who renders service to the Corporation or one of its subsidiaries or affiliates as a common law employee or officer.

       N. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       O. "Management Incentive Plan" means the Amended and Restated Comerica Incorporated Management Incentive Plan, together with any and all amendments, restatements and/or modifications thereof, or any plan adopted by the Corporation as a successor to the foregoing.

       P. "Matching Contribution" means, subject to the limitations of Section V(C) hereof, a contribution by the Corporation, the gross amount of which shall equal 15% of the aggregate amount of Payroll Withholding Contributions, Service Award Contributions and/or Other Permitted Contributions made during the previous quarter. The Matching Contribution, net of all applicable withholding and deductions, shall be used to purchase Corporation Shares.

       Q. "Other Permitted Contribution" means a non-periodic contribution of a Participant to the Plan pursuant to guidelines approved by the Committee or the Plan Administrator from time to time.

       R. "Participant" means an Employee or former Employee who has an Account under the Plan.

       S. "Payroll Withholding Contribution" means a contribution of a Participant under the Plan equal to the percentage of the Participant's gross Bi-Weekly Base Pay such Participant has elected to contribute to the Plan; provided, however, that in the event the Participant's pay, less all applicable withholding and deductions, is less than the amount of his or her elected contribution, the contribution shall be reduced so as not to exceed 100% of the Participant's net pay. Payroll Withholding Contributions shall be withheld by the Corporation and forwarded to the Custodian Bank, which shall utilize such contributions to purchase Corporation Shares for allocation to the Employee's Account in accordance with the provisions of the Plan.

       T. "Plan" means the Comerica Incorporated Amended and Restated Employee Stock Purchase Plan, as set forth herein and as hereinafter amended and/or restated from time to time.

       U. "Plan Administrator" means, unless determined otherwise by the Board or the Committee, the Director of Corporate Human Resources (or, if no individual is the Director of Corporate Human Resources, then the designated acting Director of Corporate Human Resources).

       V. "Plan Year" means the fiscal year on which the records of the Plan are kept, which shall be the calendar year; provided, however, that the first Plan Year shall be the period commencing April 1, 1997 and ending December 31, 1997.

       W. "Reinvested Cash Dividends" means cash dividends paid on Corporation Shares allocated to a Participant's Account which are utilized to purchase additional Corporation Shares for such Participant's Account.

       X.   "Retirement" has the meaning set forth in Section V(D) hereof.

       Y. "Section 16 Insider" means any Participant who is designated by the Corporation as a reporting person under Section 16 of the Exchange Act.

       Z. "Service Award" means a discretionary award, in the form of a Service Award Contribution, made by the Corporation in recognition of an Employee's service to the Corporation.

      AA. "Service Award Contribution" means a discretionary contribution by the Corporation to be allocated to a Participant's Account in recognition of an Employee's service to the Corporation. The Service Award Contribution, net of any applicable withholding and deductions, shall be used to purchase Corporation Shares.

      BB. "Share Retention Contribution" means, subject to fulfillment of the requirements in Section V(D) hereof, a contribution by the Corporation to be allocated to a Participant's Account in a Plan Year equal to 5% of the amount of Payroll Withholding Contributions, Service Award Contributions and/or Other Permitted Contributions made to such Participant's Account in the first of the two immediately preceding Plan Years as set forth in Section V(D). Share Retention Contributions shall be utilized to purchase additional Corporation Shares for the Participant's Account.

      CC. "Two-Plan-Year-Period" means the two Plan Years immediately preceding the Plan Year in which a Share Retention Contribution is made.

SECTION III - INTRODUCTION

      A. Administration. The Plan shall be administered by the Committee; provided, however, that the Board shall have the authority to exercise any and all duties and responsibilities assigned to the Committee under the Plan. The Committee may delegate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including, without limitation, the Plan Administrator. In addition, unless determined otherwise by the Board or Committee, the Plan Administrator shall handle the day-to-day administration of the Plan. The Plan Administrator may employ accountants, legal counsel and any other experts he or she deems advisable to assist in the administration of the Plan.

      B. Corporation Shares. The aggregate number of Corporation Shares which may be purchased, or awarded as Service Award Contributions, under the Plan shall not exceed 5,000,000.

      C. Adjustments. In the event the number of outstanding Corporation Shares changes as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution made to holders of Corporation Shares other than cash dividends, the number of Corporation

Shares that may be purchased, or awarded as Service Award Contributions, under the Plan shall be automatically adjusted, and the Committee shall be authorized to make such other equitable adjustments as it deems necessary so that the value of the interest of the Participants shall not be decreased by reason of the occurrence of such event. Any such adjustment shall be deemed conclusive and binding on the Corporation, each Participant, his or her Beneficiaries and all other interested parties.

      D. Supplements. From time to time, supplements may be attached by amendment to and form a part of this Plan and shall be given the same effect that such provision would have if it was incorporated within the basic text of the Plan. Such supplements may modify or supplement the provisions of the Plan as they apply to particular groups of Employees or groups of Participants, shall specify the persons affected by such supplements and shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan provisions and the provisions of such supplements.

      E. Non-Resident Aliens. With respect to non-resident alien Employees, the Committee or Plan Administrator may adopt one or more sets of procedures and provisions, which may be different than those included in this Plan for other Participants, with each set of procedures and provisions applying to some or all of such non-resident alien Employees, as determined by the Committee in its sole discretion or the Plan Administrator in his or her sole discretion, in order to comply with the applicable laws of the respective jurisdiction(s) in which such non-resident alien Employees live or work and/or to take into account other legal, tax, accounting and similar issues arising by virtue of the participation of such non-resident alien Employees. The adoption of any such procedures and provisions shall not be deemed an amendment to this Plan.

      F. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Delaware shall be the controlling law in all matters relating to this Plan.

SECTION IV - PARTICIPATION

      A. Eligibility. Any person who is or becomes an Employee may commence participation in the Plan as soon as administratively feasible on or subsequent to such individual's date of hire; provided, however, that for purposes of the Plan, the Committee or the Plan Administrator may exclude from eligibility non-resident aliens (or classes of non-resident aliens), if any, if the requirements of local law, rules or regulations, including without limitation, the tax, labor, accounting or securities laws, rules, regulations or consequences, make participation by such non-resident aliens (or class(es) of non-resident aliens) impractical, as determined by the Committee in its sole discretion or the Plan Administrator in his or her sole discretion.

      B. Enrollment. Enrollment in the Plan shall be accomplished by such procedures as are established by the Committee or the Plan Administrator from time to time. Unless determined otherwise by the Committee or the Plan Administrator, Payroll Withholding Contributions will commence as of the first pay period which begins not less than ten days following a Participant's communication of instructions to commence such contributions. Other Permitted Contributions will be made as soon as is administratively feasible, as determined by the Committee or the Plan Administrator, following the Corporation's receipt of instructions to commence such contributions.

      C. Election Changes. A Participant may increase, decrease, cease or resume the amount of his or her Payroll Withholding Contributions by communicating further instructions pursuant to such procedures as are established by the Committee or the Plan Administrator from time to time. Election changes shall become effective as soon as administratively feasible after instructions have been properly communicated. There shall be no limitation on the number of election changes a Participant may make. A discontinuance of contributions in and of itself shall not constitute a withdrawal from the Plan.

SECTION V - CONTRIBUTIONS

      A. Payroll Withholding Contributions. Any Payroll Withholding Contribution shall equal at least 0.5% but not exceed 100% of a Participant's Bi-Weekly Base Pay, net of all other applicable withholding and deductions. The Corporation shall remit these contributions to the Custodian Bank promptly.

      B. Other Permitted Contributions. A Participant may make Other Permitted Contributions in a single sum at such time or times permitted by the Committee or the Plan Administrator.

      C. Matching Contributions. The Corporation shall make a Matching Contribution equal to 15% of the Payroll Withholding Contributions, Service Award Contributions and/or Other Permitted Contributions made by, or on behalf of, each Participant during any calendar quarter, provided there have been no withdrawals from the Participant's Account during such quarter. Matching Contributions will not be made with respect to Share Retention Contributions. In addition, Matching Contributions will not be made with respect to Payroll Withholding Contributions, Service Award Contributions and/or Other Permitted Contributions made during any Plan Year to the extent such contributions exceed $25,000 in the aggregate. Matching Contributions will be made at or after the end of each calendar quarter and shall be net of all applicable withholding and deductions. A Participant shall be eligible to receive a Matching Contribution with respect to a calendar quarter if there have been no withdrawals during such quarter, even if the Participant's employment terminated during such quarter for any reason.

      D. Share Retention Contributions. Subject to the conditions and limitations of this Section V(D), the Corporation shall allocate Share Retention Contributions to the Accounts of those Participants who qualify therefor. Subject to the conditions and limitations of this Section V(D), a Participant shall qualify for a Share Retention Contribution in a Plan Year if the Participant is employed on the last day of the relevant Two-Plan-Year-Period, and if, during such Two-Plan-Year-Period, there has not been a withdrawal of any of the following:

      i. Payroll Withholding Contributions, Service Award Contributions or Other Permitted Contributions made during such period;

      ii. Matching Contributions made during such period;

      iii. Corporation Shares purchased with any contributions referred to in to
      Section V(D)(i) or (ii); or

      iv. Corporation Shares purchased with dividends paid with respect to any shares referred to in Section V(D)(iii).

      Share Retention Contributions will not be made with respect to Matching Contributions. In addition, Share Retention Contributions will not be made with respect to Payroll Withholding Contributions, Service Award Contributions and/or Other Permitted Contributions made during any Plan Year to the extent such contributions exceed $25,000 in the aggregate. Share Retention Contributions shall be made as soon as reasonably practicable after the first day of the Plan Year following a Two-Plan-Year-Period and shall be net of all applicable withholding and deductions.

      Notwithstanding anything in this Section V(D) to the contrary, a Participant whose employment terminates by reason of Retirement, death or Disability prior to the end of a Two-Plan-Year-Period shall be eligible to receive a Share Retention Contribution with respect to such partial Two-Plan-Year-Period (consisting of the Plan Year during which the Participant's employment so terminates and the immediately preceding Plan Year) if and only if there have been no withdrawals during such period (prior to termination of employment). The Share Retention Contribution made on behalf of any such eligible terminated Participant with respect to such period shall be prorated based on the number of days during the final Plan Year that the Participant was employed.

      For purposes of this Section V(D), a Participant's employment shall be considered to have terminated by reason of Retirement if he or she terminates employment with eligibility for, and elects to commence receipt of, an early or normal retirement benefit under a tax-qualified defined benefit retirement plan maintained by the Corporation, and a Participant's employment shall be considered to have terminated by reason of Disability if he or she terminates employment with eligibility for, and is awarded, disability benefits under a long-term disability plan maintained by the Corporation.(1)

      E. Service Award Contributions. The Corporation may make Service Award Contributions to the Accounts of those Employees whom it wishes to recognize for service to the Corporation. Service Award Contributions are made at the discretion of the Corporation. All Corporation Service Awards related to Corporation Shares shall be made under this Plan through such Service Award Contributions.

      F. Assignment of Rights Under the Plan. Unless otherwise determined by the Committee, a Participant's Account shall not be transferable by a Participant otherwise than by will or by the laws of intestacy; provided, however, that, a Participant may, in accordance with Section IX(A) and in the manner established by the Committee, designate one or more Beneficiaries to exercise the rights of the Participant and to receive any property payable or distributable with respect to such Participant's Account upon the death of the Participant. Except as otherwise set forth in the Plan, during the Participant's lifetime, only the Participant (or, if permissible under applicable law, the Participant's guardian or legal representative) may make elections or withdrawals with respect to such Participant's Account. Unless otherwise determined by the Committee, a Participant's Account, or rights with respect to such Account, may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any of its subsidiaries or affiliates.

-----------------
      (1) Please note that determination of disability and award of disability benefits may occur retroactively long after the Participant's employment termination date and after the date that Share Retention Contribution determinations were otherwise made for the relevant Plan Year.

SECTION VI - ACQUISITION OF CORPORATION SHARES

      A. Application of Current Contributions. As soon as reasonably practicable following its receipt of Payroll Withholding Contributions, Other Permitted Contributions, Service Award Contributions, Matching Contributions and/or Share Retention Contributions, the Custodian Bank shall purchase the maximum number of Corporation Shares that the funds allocated to each Participant's Account may purchase at the then-prevailing market prices. Such purchases may be in the open market or directly from the Corporation. Corporation Shares so acquired shall be allocated to the relevant Participant's Account.

      B. Reinvested Cash Dividends. Any cash dividends paid on Corporation Shares allocated to any Participant's Account shall be utilized by the Custodian Bank to purchase additional Corporation Shares at prices and in the manner specified above.

      C. Book Entry. Unless otherwise determined by the Committee or the Plan Administrator, Corporation Shares held under the Plan shall be held in book entry form, and the Custodian Bank or its nominee shall be identified as the owner thereof while such Corporation Shares remain in the Plan.

SECTION VII - RIGHTS WITH RESPECT TO SHARES HELD IN PLAN

      All rights accruing to an owner of record of Corporation Shares shall belong to and be vested in the Participant for whose Account such Corporation Shares are being held by the Custodian Bank, including, without limitation, the right to receive all dividends payable in respect of such Corporation Shares, the right to receive all notices of stockholders' meetings, the right to vote and the right to tender or refrain from tendering such Corporation Shares in response to a tender offer.

SECTION VIII - WITHDRAWALS FROM PLAN

      A. In-Service Withdrawals. A Participant may withdraw all or any portion of the balance of his or her Account from the Plan during the Participant's employment. Unless determined otherwise by the Committee or the Plan Administrator, if the value of the Participant's Account at the time the in-service withdrawal is requested is less than the value of ten Corporation Shares at such time, distribution will be made to the Participant in cash. Otherwise, the Participant may elect to receive a distribution in the form of cash or Corporation Shares. Any brokerage commissions incurred in connection with the sale of Corporation Shares to facilitate a distribution shall be charged to the Participant's Account. A Participant shall not be entitled to receive a Matching Contribution with respect to any Payroll Withholding Contributions, Service Award Contributions and/or Other Permitted Contributions made during a calendar quarter if the Participant has made an in-service withdrawal during such quarter.

      B. Termination Withdrawals. A Participant or his or her Beneficiary(ies) must submit an application to withdraw the balance of his or her account not later than ninety days after the Participant's employment terminates due to death, Disability, Retirement, voluntary resignation, involuntary dismissal or any other reason, or within ninety days after the Participant or his or her legal representative receives notice that the Plan has terminated. A withdrawal application will be provided to the Participant or Beneficiary(ies) upon the occurrence of any of the aforementioned circumstances. The application must be returned to the Custodian Bank within ninety days of receipt. If the Custodian Bank does not receive a withdrawal application by the specified deadline, it will distribute the balance of the Participant's Account to the Participant or his or her legal representative in the form of whole Corporation Shares registered in the Participant's name; provided, however, that unless determined otherwise by the Committee or the Plan Administrator, if the value of the Participant's Account on the date of distribution is less than the value of ten Corporation Shares at such time, the distribution will be made in cash. If the Custodian Bank receives a withdrawal application by the specified deadline and the value of the Participant's Account at the time the termination withdrawal is requested is less than the value of ten Corporation Shares at such time, then unless determined otherwise by the Committee or the Plan Administrator, the distribution will be made in cash. Otherwise, the Participant or his or her Beneficiary(ies) may elect to receive a distribution in the form of cash or Corporation Shares.

      C. Fractional Shares and Brokerage Commissions. In all cases, cash will be paid in lieu of fractional Corporation Shares. Any brokerage commissions incurred in connection with the sale of Corporation Shares to facilitate a distribution will be charged to the Participant's Account.

      D. Special Rule Applicable To Section 16 Insiders. Except as otherwise determined by the Committee, a Section 16 Insider shall not be permitted to receive a cash distribution from the Plan, if, within the previous six months, he or she (or any other person whose transactions are attributed to the Section 16 Insider under Section 16 of the Exchange Act) either (i) acquired Corporation Shares in the open market or pursuant to a private transaction; or (ii) made an election under the Plan (or under any other Plan sponsored by the Corporation) that resulted in an acquisition of equity securities of the Corporation within the meaning of that term under Section 16 of the Exchange Act. The Committee or Plan Administrator may make such other rules as are necessary to comply with
Section 16 of the Exchange Act, as amended from time to time.

SECTION IX - MISCELLANEOUS PROVISIONS

      A. Designation of Beneficiary. Upon becoming a Participant of the Plan, each Participant shall submit to Comerica Incorporated, Human Resources - Compensation, 411 West Lafayette, MC 3122, Detroit, MI 48226 (or to such other unit or person as designated by the Committee from time to time) a Beneficiary Designation Form designating one or more Beneficiaries to whom the balance of the Participant's Account is to be distributed in the event assets remain in such Account at the time of the Participant's death, or by whom any rights of the Participant, after the Participant's death, may be exercised. A Beneficiary Designation Form will be effective only if it is signed by the Participant and submitted before the Participant's death. Any subsequent Beneficiary Designation Form properly submitted will supersede any previous Beneficiary Designation Form so submitted. If a Participant designates a spouse as a Beneficiary, such designation shall automatically terminate and be of no effect following the divorce of the Participant and such individual, unless ratified in writing post-divorce.

      If the primary Beneficiary shall predecease the Participant or the primary Beneficiary and the Participant die in a common disaster under such circumstances that it is impossible to determine who survived the other, the balance of the Participant's Account shall be distributed to the alternate Beneficiary(ies) who survive(s) the Participant in accordance with this Plan. If there are no alternate Beneficiaries living or in existence at the date of the Participant's death, or if the Participant has not submitted a valid Beneficiary Designation Form to the Corporation, the balance of the Participant's Account shall be distributed in accordance with the terms of the Plan to the legal representative for the benefit of the Participant's estate.

      The Corporation reserves the right to distribute the balance of a Participant's Account to his or her estate notwithstanding the designation of a Beneficiary, if the Corporation is unable to locate the Beneficiary, a dispute arises among Beneficiaries or under any other circumstances the Corporation deems appropriate.

      B. Withholding of Taxes. The Corporation shall withhold from any amounts payable to the Participant all Federal, state, city, or other taxes and/or other amounts as legally required by reason of Participant's participation in this Plan.

      C. Expenses. All charges of the Custodian Bank, the cost of maintenance of the Accounts of Participants, the purchase of Corporation Shares, and the cost of transferring Corporation Shares to the Participants and Beneficiaries shall be borne by the Corporation; provided, however, that brokerage charges involved in the sale of Corporation Shares, if any, shall be charged to the relevant Participant's Account.

      D. Compliance With Legal Requirements. The Corporation shall be bound by all applicable laws in operating this Plan and shall administer and interpret this Plan in accordance with legal requirements.

      E. Amendment, Term and Termination. The Committee reserves the right to amend and/or restate the Plan at any time or to terminate the Plan. The Plan shall continue indefinitely until terminated by the Committee.

SECTION X - EFFECTIVE DATE OF PLAN

      This Plan will be effective as of June 30, 2003, subject to approval by at least a majority of the outstanding shares of common stock of the Corporation present and having voting power at the meeting at which this Plan is put to a vote.

                                               COMERICA INCORPORATED

                                               By: /s/ James E. Lake
                                                  ------------------
                                               James E. Lake
                                               Its: Senior Vice President and
                                               Director of Human Resources

Comerica Bank, as Custodian Bank, hereby signifies the acceptance of its responsibilities contained herein.

                                               COMERICA BANK AS CUSTODIAN BANK

                                               By: /s/ Cheryl A. Derezinski
                                                  -------------------------
                                               Cheryl A. Derezinski
                                               Its: Senior Vice President